EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT, dated October 28, 1996, by and between Azurel Ltd., a Delaware corporation (the "Company"), and GERARD SEMHON, an individual residing at 414 East 52nd Street, New York, NY 10022 (the "Executive").

                               W I T N E S S E T H

         WHEREAS, the Company desires to secure the unique experience, ability and services of the Executive upon the terms and conditions hereinafter set forth and to prevent any other competitive business from securing his services other than as herein set forth; and

         WHEREAS, the Executive desires to render services to the Company upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, the parties mutually agree as follows:

         Section 1. Employment. The Company hereby employs Executive and the Executive hereby accepts such employment, as the Chairman of the Board of Directors and Chief Executive Officer of the Company, subject to the terms and conditions set forth in this Agreement.

         Section 2. Duties. The Executive shall serve as the Chairman of the Board of Directors and Chief Executive Officer of the Company and shall properly perform such duties as may be assigned to him from time to time by the Board of Directors of the Company. If requested by the Company, the Executive shall render services to subsidiaries and affiliates of the Company ("Affiliates"), serve as an officer of the Company or any Affiliate, and serve on the Board of Directors of the Company on any Affiliates or any committee thereof without additional compensation. During the Term, as defined below, the Executive shall devote substantially all of his business time to the performance of his duties hereunder unless otherwise authorized by the Board of Directors. Executive agrees, at the Company's request and expense, to be examined by a physician in order for the Company to obtain key man life insurance on Executive's life, and Executive's consents to Company obtaining such life insurance.



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         Section 3.  Term of Employment.  The term of the Executive's employment shall be for a period of thirty-six (36) months commencing on the effective date of the initial public offering of the Company's securities (the "Term"), subject to earlier termination as set forth herein. The Term of this Agreement shall be automatically extended for additional one (1) year renewals, unless either party notifies to other in writing at least ninety (90) days prior to the expiration of the then existing Term of its intention not to extend the Term. If the Term has not commenced by March 30, 1997, either party may cancel this Agreement, without liability to the other, on written notice to the other party.

         Section 4.  Compensation of Executive.

            4.1. Salary. Company shall pay to Executive the annual compensation of $95,000 for his services hereunder, less such deductions as shall be required to be withheld by applicable law and regulations. All salaries payable to Executive shall be paid at such regular weekly, biweekly or semi-monthly time or times as the Company makes payment of its regular payroll in the regular course of business.

            4.2 Discretionary Bonus. During the Term and in addition to the annual salary set forth in Section 4.1 above, the Executive shall be entitled to such bonus and/or additional compensation as the Board of Directors of the Company may determine from time to time in its sole discretion, payable in cash, stock options and/or in capital stock of the Company.

            4.3      Automobile   Allowance.   Executive   shall  receive  an
automobile allowance for use of an automobile to be provided by Executive, of $800.00 per month plus reimbursement for automobile liability, casualty, etc. insurance, in the actual amount thereof, not to exceed $1,500 per annum. Such payment shall be in lieu of any payment for the cost of acquiring and insuring such automobile and the maintenance and repair thereof.

            4.4 Expenses. During the Term, the Company shall reimburse the Executive for all reasonable and



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necessary travel and entertainment expenses and other bona fide expenses incurred by the Executive on behalf of the Company, in performance of the Executive's duties hereunder.

            4.5 Benefits. The Executive shall be permitted during the Term to participate in any medical, dental, hospitalization or disability insurance plans, health plans, health programs, pension plans, bonus plans or similar benefits that may be available to other executives of the Company to the extent the Executive is eligible under the terms of such plans or programs and in accordance with the terms of such plans on programs. The Company, at its expense, shall provide executive with a life insurance policy on his life (term or group) with a minimum death benefit of $500,000, payable to the beneficiary designated by Executive.

            4.6 Acceleration of Compensation. In the event that either (i) a tender offer for shares of the Company's Common Stock is made, which tender is not approved by the Company's Board of Directors and a majority of the Company's outstanding stock is tendered thereunder, or (ii) a Board of Directors, not recommended by management is impaneled, then and in either of those events, two times the then unpaid balance of the entire compensation required to be paid pursuant to this Agreement through the end of the Term (but in no event less than the compensation for twelve months), shall be immediately due and payable to the Executive.

            5. Vacations. The Executive shall be entitled to a vacation of three weeks per year, during which period his salary shall be paid in full. The Executive shall take his vacation at such time or times as the Executive and the Company shall determine is mutually convenient.

            6.       Disability of the Executive.   If the Executive is
incapacitated or disabled by accident, sickness or otherwise (including, without limitation, as a result of abuse of alcohol or other drugs or controlled substances) so as to render the Executive mentally or physically incapable of performing the services required to be performed under this Agreement for a period of one hundred twenty (120) consecutive days or longer or for any one hundred eighty (180) days in any period of three hundred sixty (360) consecutive days (a "Disability"), the Company may, at that


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time or any time thereafter, at its option,  terminate  the  employment of the
Executive under this Agreement immediately upon giving the Executive notice to that effect. In the event of the Disability of the Executive, the Executive shall receive severance compensation equal to the Base Salary for the greater of(a) the remainder of the Term of this Agreement and (b) the twelve (12) month period commencing on the Termination Date (as defined below).

         Section 7   Termination.

            7.1. Termination for Cause. The Company may terminate the employment of the Executive and all of the Company's obligations under this Agreement at any time for Cause (as hereinafter defined) by giving the Executive notice of such termination, with reasonable specificity of the details thereof. "Cause" shall mean (i) the Executive's misconduct as could reasonably be expected to have a material adverse effect on the business and affairs of the Company, (ii) the Executive's disregard of lawful instructions of the Company's Board of Directors consistent with the Executive's position relating to the business of the Company or neglect of duties or failure to act, which, in each case, could reasonably be expected to have a material adverse effect on the business and affairs of the Company, (iii) the commission by the Executive of an act constituting common law fraud, or a felony, or criminal act against the Company or any Affiliate or any of the assets of any of them, (iv) conviction of a crime involving moral turpitude or (v) the Executive's material breach of any of the agreements contained herein. A termination pursuant to Section 7.1(i),
(ii) or (v) shall take effect thirty (30) days after the giving of the notice contemplated hereby unless the Executive shall, during such thirty (30) day period, remedy to the satisfaction of the Board of Directors of the Company the misconduct, disregard or breach specified in such notice; provided, however, that such termination shall take effect immediately upon the giving of such notice if the Board of Directors of the Company shall, in its sole discretion, have determined that such misconduct, disregard or breach is not remediable (which determination shall be stated in such notice). A termination pursuant to
Section 7.1(iii) or (iv) shall take effect immediately upon the giving of the notice contemplated hereby.


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            7.2      Termination  without Cause.  The Company may terminate the employment of the Executive and all of the Company's obligations under this Agreement (except as hereinafter provided) at any time during the Term without Cause (hereinafter, "Not for Cause") by giving the Executive written notice of such termination, to be effective fifteen (15) days following the giving of such written notice.

            7.3. Termination for Good Reason; Resignation. The Executive may (i) resign or (ii) terminate his employment and all of his obligations under this Agreement at any time during the Term for Good Reason (as hereinafter defined) by giving the Company notice of such termination, with reasonable specificity of the details thereof, to be effective thirty (30) days following the giving of such written notice. Good Reason shall mean the occurrence of any of the following events or conditions:

             (i)(A) the assignment to the Executive of any duties materially inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2 of this Agreement, of (B) any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, other than an insubstantial and inadvertent action which is remedied by the Company promptly after receipt of notice thereof given by the Executive; or (ii) any failure by the Company to comply with the provisions of Section 4 or 5 of this Agreement, other than an insubstantial and inadvertent failure which is remedied by the Company promptly after receipt of notice thereof given by the Executive, or (iii) the Company's requiring the Executive to be based at any office or location outside a fifty
(50) mile radius from 509 Madison Avenue, New York, New York, except for travel reasonably required in the performance of the Executive's responsibilities; or
(iv) any purported termination by the Company of the Executive's employment otherwise than as permitted by this Agreement, it being understood that any such purported termination shall not be effective for any purpose of this Agreement.


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                  For purposes of this subsection,  any good faith determination of Good Reason made by the Executive shall be conclusive.

                  For convenience of reference, the date upon which any termination of the employment of the Executive pursuant to Sections 6 or 7 shall be effective shall be hereinafter referred to as the "Termination Date."

            8.       Effect of Termination of Employment.

            (a) Upon the termination of the Executive's employment for Cause, neither the Executive nor the Executive's beneficiaries or estate shall have any further rights under this Agreement or any claims against the Company arising out of this Agreement, except the right to receive (i) the unpaid portion of the Base Salary provided for in Section 4.1, computed on a pro rata basis to the Termination Date (the "Unpaid Salary Amount") and (ii)
reimbursement for any expenses for which the Executive shall not have theretofore been reimbursed, as provided in Section 4.5 (the "Expense Reimbursement Amount").

            (b) Upon the termination of the Executive's employment by the Company Not for Cause or by the Executive for Good Reason, neither the Executive nor the Executive's beneficiaries or estate shall have any further rights under this Agreement or any claims against the Company arising out of this Agreement, except the right to receive (i) the Unpaid Salary Amount, (ii) the Expense Reimbursement Amount and (ii) severance compensation equal to the Base Salary for the remainder of the Term (but in no event less than twelve months), without giving effect to any automatic renewal of the Term.

            (c) In the event the Executive resigns from the employment by the Company prior to the end of the Term other than for Good Reason, neither the Executive nor the Executive's beneficiaries or estate shall have any further rights under this Agreement or claims against the Company arising out of this Agreement except the right to receive (i) the Unpaid Salary Amount, (ii) the Expense Reimbursement Amount.


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                  Notwithstanding the preceding provisions of this Section 8, in the event the payments to be received by the Executive would constitute an "excess parachute payment" under the Internal Revenue Code of 1986, and applicable regulations as then in effect, then such payments shall be reduced accordingly so as not to constitute an "excess parachute payment."

         Section 9.  Disclosure of Confidential Information.   The Executive
recognizes that he has had and will continue to have access to secret and confidential information regarding the Company, including but not limited to its customer list, products, formulate, know-how, and business and marketing plans ("Confidential Information"). The Executive acknowledges that such information is of great value to the Company, is the sole property of the
Company, and has been and will be acquired by him in confidence. In consideration of the obligations undertaken by the Company herein, the Executive will not, at any time, during or after his employment hereunder, reveal, divulge or make known to any person, any Confidential Information acquired by the Executive during the course of his employment. The provisions of this Section 9 shall survive the Executive's employment hereunder.

         Section 10. Covenant Not To Compete.

                  (a) The Executive recognizes that the services to be performed by him hereunder are special, unique and extraordinary. The parties confirm that it is reasonably necessary for the protection of Company that the Executive agree, and accordingly, the Executive does hereby agree, that he shall not, directly or indirectly, at any time during the Term and the "Restricted Period" (as defined below except on behalf of the Company):

                          (i) except as  provided in  Subsections  (d)
                  below, be engaged in the manufacture, sale, distribution or marketing of cosmetics or fragrances (the "Industry") or provide technical assistance, advice or counseling regarding the Industry in the United States or any other country in which the Company or any Affiliate is engaged in the conduct of business (including licensing others to engage in the Industry using brand names


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                  owned  by, or  licensed  to the Company), either on his own behalf or as an officer, director, stockholder, partner, consultant, associate, employee, owner, agent, creditor, independent contractor, or co-venturer of any third party; or

                          (ii) employ or engage, or cause or authorize, directly or indirectly, to be employed or engaged, for or on behalf of himself or any third party, any employee or agent of Company or any Affiliate,

                  (b) The Executive hereby agrees that he will not, directly or indirectly, for or on behalf of himself or any third party, at any time during the term of the Agreement and during the Restricted Period solicit any customers of the Company or any Affiliate with regard to any activity prohibited by section 10(a).

                  (c) If any of the restrictions contained in this Section 10 shall be deemed to be unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form this Section shall then be enforceable in the manner contemplated hereby.

                  (d) This Section 10 shall not be construed to prevent Executive from owning, directly or indirectly, in the aggregate, an amount not exceeding three percent (3%) of the issued and outstanding voting securities of any class of stock of any company whose voting capital stock is traded on a national securities exchange or on the over-the-counter market other than securities of the Company.

                  (e) The term "Restricted Period," as used in this Section 10, shall mean the period of the Executive's actual employment hereunder plus:) in the event the Executive resigns without Good Reason or the Executive is terminated for Cause, the twelve (12) months after the Termination Date.


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                  (f) The provisions of this Section 10 shall survive the end of the Restricted Period as provided in Section 10(e) hereof.

         Section 11. Miscellaneous.

            11.1 Injunctive Relief. The Executive acknowledges that the services to be rendered under the provisions of this Agreement are of a special, unique and extraordinary character and that it would be difficult or impossible to replace such services. Accordingly, the Executive agrees that any breach or threatened breach by him of Sections 9 or 10 of this Agreement shall entitle the Company, in addition to all other legal remedies available to it, to apply to any court of competent jurisdiction to seek to enjoin such breach or threatened breach without the need to prove irreparable injury on the inadequacy of legal remedies and without bond. The parties understand and intend that each restriction agreed to by Executive hereinafter shall be construed as separable and divisible from every other restriction, that the unenforceability of any restriction shall not limit the enforceability, in whole or in part, of any other restriction, and that one or more or all of such restrictions may be enforced in whole or in part as the circumstances warrant. In the event that any restriction in this Agreement is more restrictive than permitted by law in the jurisdiction in which Company seeks enforcement thereof, such restriction shall be limited to the extent permitted by law.

         11.2 Assignment. Neither the Executive nor the Company may assign or delegate any of their rights or duties under this Agreement without the express written consent of the other. The Company may assign this Agreement to a successor by consolidations on merger or to an entity or person acquiring all or substantially all of the assets and business of the Company as a going concern.

         11.3 Entire Agreement. This Agreement constitutes and embodies the full and complete understanding and agreement of the parties with respect to the Executive's employment by the Company, supersedes all prior understandings and agreements, whether oral or written, between the Executive and the Company, and shall not be amended, modified or changed except by an instrument in


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writing executed by the party to be charged. The invalidity or partial invalidity of one or more provisions of this Agreement shall not invalidate any other provision of this Agreement. No waiver by either party of any provision or condition to be performed shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

         11.4 Binding Effect. This Agreement shall inure to the benefit of, be binding upon and enforceable against, the parties hereto and their respective successors, heirs, beneficiaries and permitted assigns.

         11.5 Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         11.6 Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, sent by registered or certified mail, return receipt requested, postage prepaid, or by private overnight mail service (e.g. Federal Express) to the party at the address set forth above or to such other address as either party may hereafter give notice of in accordance with the provisions hereof. Notices shall be deemed given on the sooner of the date actually received or the third business day after sending.

         11.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to such State's conflicts of laws provisions and each of the parties hereto irrevocably consents to the jurisdiction and venue of the federal and state courts located in the State of New York, County of New York.

         11.8        Counterparts.    This  Agreement  may  be  executed
simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute on of the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.


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                                    AZUREL LTD.



                                    By:     /s/ Constantine Bezas
                                            Name:   CONSTANTINE BEZAS
                                            Title:  PRESIDENT




                                            /s/ Gerard Sehmon
                                                    GERARD SEHMON


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